SECOND AMENDMENT TO LEASE

     AGREEMENT made as of this 28th day of June, 2000, by and between 600 HOLLADAY LIMITED PARTNERSHIP ("Landlord") and KINDERCARE LEARNING CENTERS, INC. ("Tenant").

                                    RECITALS

     WHEREAS, Landlord and Tenant entered into a lease dated June 2, 1997, as amended by that First Amendment to Lease dated November 17, 1997 (said lease together with all amendments thereto being hereinafter referred to as the "Lease"); and

     WHEREAS, the parties wish to amend the Lease in order to increase the area of the Premises by 5,062 rentable square feet ("Space B") and 2,303 rentable square feet ("Space C") on the eleventh floor of the Building, as more particularly shown on Exhibit A-1 attached hereto and made a part hereof.

     NOW, THEREFORE, for good and valuable consideration paid by each party to the other, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. As of July 15, 2000 ("Space B Effective Date"), the Lease is amended as follows:

          (a) Section 1.1(g) is amended by adding to the Premises Suite 1125 ("Space B"), as shown on Exhibit A-1 attached hereto and made a part hereof.

          (b) Section 1.1(h) is amended to increase the Usable Area of the Premises by 4,440 square feet, bringing the total usable area of the Premises to 73,725 square feet.

          (c) Section 1.1(i) is amended to increase the Rentable Area of the Premises by 5,062 square feet, bringing the total Rentable Area of the Premises to 77,668 square feet.

          (d) For the purposes of Section 1.1(m), the Rent Commencement Date for Space B shall be the later of July 15, 2000 or the date on which Landlord delivers exclusive possession of Space B and completes the work set forth in second sentence of Section 2 of this Amendment.

          (e) Section 1.1(o) is amended to increase the Monthly Rent by (i) $9,702.17 for the period from the Rent Commencement Date for Space B to October 31, 2002, bringing the total Monthly Rent for said period to $136,136.25; and
(ii) $11,178.58 for the period November 1, 2002 to October 31, 2007, bringing the total Monthly Rent for said period to $171,516.83.

          (f) Section 1.1(q) is amended to increase the Tenant's Share by 1.87% for Space B, bringing the total Tenant's Share to 28.69% for the period commencing on the Rent Commencement Date for Space B and for the remainder of the Term of the Lease.

          (g) Section 1.1(r) is amended to provide that the First Monthly Rent Adjustment Date for Space B shall be January 1, 2001.


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          (h) Section 1.1(t), is amended to increase the number of parking spaces from 145 to 155. Landlord shall issue ten (10) additional parking cards on the Space B Effective Date.

     2. Landlord shall deliver exclusive possession of Space B on the Space B Effective Date "AS IS" in a broom clean condition. For the purposes of Section 1(c) of Exhibit D of the Lease (the "Workletter"), the Tenant Finish Allowance for Space B shall be $53,280.00, which allowance shall be utilized by Tenant between the period of July 15, 2001 and December 31, 2001. Landlord shall also perform fit-up to approximately 680 useable square feet in Suite 1125 that has not yet been improved to an open plan configuration with the same level of finishes as the remainder of Suite 1125. It is agreed that the dates set forth in Article 6 of the Workletter are not applicable to the work to be performed pursuant to this Second Amendment to Lease.

     3. As of July 1, 2001 ("Space C Effective Date"), the Lease is amended as follows:

          (a) Section 1.1(g) is amended by adding to the Premises 2,303 rentable square feet ("Space C"), as shown on Exhibit A-1 attached hereto and made a part hereof.

          (b) Section 1.1(h) is amended to increase the Usable Area of the Premises by 2,225 square feet, bringing the total usable area of the Premises to 75,950 square feet.

          (c) Section 1.1(i) is amended to increase the Rentable Area of the Premises by 2,303 square feet, bringing the total Rentable Area of the Premises to 79,971 square feet. However, for purposes of calculating Tenant's Share, the Rentable Area of the Premises shall be 78,610 square feet to reflect Tenant's full floor occupancy.

          (d) Section 1.1(o) is amended to increase the Monthly Rent by (i) $4,414.08 from July 1, 2001 to October 31, 2002, bringing the total Monthly Rent for said period to $150,252.50; and (ii) $5,085.79 for the period November 1, 2002 to October 31, 2007, bringing the total Monthly Rent for said period to $176,602.62.

          (e) Section 1.1(q) is amended to increase the Tenant's Share by 0.85% for Space C, bringing the total Tenant's Share to 29.54%.

          (f) Section 1.1(t), is amended to increase the number of parking spaces from 155 to 159. Landlord shall issue four (4) additional parking cards on the Space C Effective Date.

          (g) Section 4.5 is amended to delete the storage space consisting of 750 square feet and to substitute therefor the storage space designated as Suite 15 and consisting of 963 square feet, as shown Exhibit A-2 attached hereto and made a part hereof Tenant shall keep all items stored in the storage space at a reasonable distance from the Building mechanical equipment located in the back portion of the storage area in order to provide Landlord with access to same.

     4. Landlord shall deliver exclusive possession of Space C "AS IS" in a broom clean condition. For the purposes of Section 1(c) of Exhibit D of the Lease (the "Workletter"), the Tenant Finish Allowance for Space C shall be $26,700.00, which shall be utilized between the period of July 1, 2001 and October 31, 2007.

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     5. This Amendment shall be contingent upon the approval of Landlord's lender, which approval Landlord shall be requested promptly after the execution of this Amendment. In the event that such approval is not given within thirty
(30) days of the date hereof, this Amendment shall become null and void. In addition, this Amendment is also expressly contingent upon the execution of a termination agreement between Landlord and Enterprise Development and an amendment to lease between Landlord and Chicago Title Insurance Company, on or before July 30, 2000 ("Effective Date"), on terms and conditions satisfactory to Landlord in its sole discretion. In the event the aforementioned termination agreement and amendment to lease are not executed on or before the Effective Date, this Amendment will be considered null and void and of no further force and effect.

     6. Tenant represents that there is no broker or other person (except Ashforth Pacific, Inc.) involved in connection with this Amendment and agrees to indemnify and hold Landlord harmless from any claim from any broker seeking a commission or other compensation in connection with this Amendment, unless such broker or other party claims to have been authorized by Landlord.

     7. Except as expressly provided to the contrary in this Amendment, the Premises are being leased pursuant to all of the applicable terms, covenants and conditions of the Lease. As amended hereby, the Lease shall continue in full force and effect, the parties hereby ratifying and confirming the Lease, as amended by this Amendment.

     8. This Amendment is offered to Tenant for signature with the express understanding that it shall not be binding upon Landlord unless and until Landlord has executed and delivered a fully executed copy to Tenant and shall be contingent for a period of thirty (30) days upon Landlord obtaining the consent of it mortgagee, which consent is shall promptly request and diligently pursue.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first written above.

KINDERCARE LEARNING CENTERS, INC.        600 HOLLADAY LIMITED PARTNERSHIP

                                         By Liberty Centre Properties, Inc.,
/s/  EVA M. KRIPALANI                    its General Partner
--------------------------------------
By:  Eva M. Kripalani
Its: Vice President & General Counsel    /s/  HENRY A. ASHFORTH, III
                                         --------------------------------------
                                         By:  Henry A. Ashforth, III
                                         Its: President

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